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                            GRANT OF ROYALTY INTEREST
                                FOR FIXED TERM BY
                       CALAIS RESOURCES COLORADO, INC. AND
                             AARDVARK AGENCIES, INC.

         This Grant of Royalty Interest for Fixed Term, Modification of Prior Royalty Grants and Assignment of Royalty Buyout Rights Under Prior Grants (the "Grant") is executed this 20th day of July, 2000, by Calais Resources Colorado, Inc., Worthy Down, Suite 1001, Graeme Hall, Christ Church, Barbados, West Indies ("CRCI"), and Aardvark Agencies, Inc., a Washington corporation, 1001 Fourth Avenue Plaza, Suite 3300, Seattle, Washington 98134 ("AAI") in favor of:

                             Mr. Thomas S. Hendricks
                                  P. O. Box 653
                            Nederland, CO 80466-0653

                              Marjorie J. Hendricks
                              715 North 30th Street
                           Colorado Springs, CO 80904

                                John R. Henderson
                             1151 W. Enclave Circle
                              Louisville, CO 80027

(the "Royalty Holders"), and with the consent of Hendricks Mining Co. a/k/a Hendricks Mining Company, a Colorado Corporation, P. O. Box 653, Nederland, CO 80466 ("Hendricks Mining Co." or "Hendricks").

         WHEREAS, Hendricks and Royalty Holders have previously been parties to the following named instruments recorded in the records of Boulder County,
Colorado:

                  Grant of Royalty Interest for Fixed Term dated January 28, 1993 and recorded on February 2, 1993 at Film 1796, R.N. 1262619 (attached as Exhibit B hereto);

                  Grant of Royalty Interest for Fixed Term dated October 21, 1993 and recorded on November 18, 1993 at Film 1904, R.N. 1363246 (attached as Exhibit C hereto); and

                  First Modification of Grant of Royalty Interest for Fixed Term dated October 21, 1993 and recorded on March 28, 1994 at Film 1955, R.N. 1409545 (attached as Exhibit D hereto);

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(together known as the "Prior Grants"); and

         WHEREAS CRCI and Royalty Holders executed a certain document entitled Grant of Royalty Interest for Fixed Term, Modification of Prior Royalty Grants and Assignment of Royalty Buyout Rights Under Prior Grants, recorded April 8, 1998 at R.N. 1789669, records of Boulder County (hereafter known as the "Additional Prior Grant"); and

         WHEREAS, CRCI and AAI have acquired additional properties as to which Royalty Holders are to acquire a Royalty grant on the terms herein provided;

         1.       Grant of Royalty.

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged and confirmed by CRCI and AAI, CRCI and AAI do, for themselves, and their heirs, successors and assigns, hereby grant to the Royalty Holders (in the percentage interests set forth below) a 2% Net Smelter Return Royalty Interest (the "Royalty") applicable to ores and minerals mined from the properties listed on Exhibit A attached hereto (the "Properties"), on the following terms:

         The Royalty shall be two percent (2.0%) of Net Smelter Returns from the ores, minerals, concentrates or dore ("Material") mined from the Properties and sold or distributed.

         The Royalty shall be distributed in the following percentages, or otherwise as the Royalty Holders shall direct:

                  Thomas S. Hendricks                85.354% of 2.0%
                  Marjorie J. Hendricks              10.101% of 2.0%
                  John R. Henderson                   4.545% of 2.0%

         2.       Term of Royalty Grants.

         The term of the Royalty Interest shall be twenty (20) years from the date contained on the first page hereof, and shall apply to Material mined from the Properties (whether or not sold or distributed) on or prior to the termination date.

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         3.       Definitions.

         "Net Smelter Returns" as used herein shall mean the gross revenues received by CRCI for all Material produced and sold from the Properties less only the actual costs of sale, insurance, smelting or refining and the cost of transportation to the smelter or refinery or other arms length purchaser. For the purpose of this section, "actual costs of smelting or refining" shall be defined as excluding the costs of mining, milling, heap or other leaching and/or in-situ processing.

         If CRCI or AAI elect to forward sell gold and/or silver, the Royalty shall not be determined by the forward sale price. Instead, the Royalty shall be determined based upon the actual arm's length sale price of gold and silver or in the case of delivery of metal pursuant to a forward sale contract, by Imputed Gross Revenues. "Imputed Gross Revenues" received by CRCI or AAI for such gold and/or silver shall be deemed to be the spot price as quoted by the London PM fixing for gold and the Handy and Harman, New York price for and silver on the date the gold and silver is delivered ("Other Delivery") by CRCI or AAI under a forward sale contract or the date upon which CRCI or AAI makes a distribution. The Royalty will be calculated by deducting the allowable deductible costs set forth above from the Imputed Gross Revenues deemed to have been received by CRCI or AAI.

         4.       Time for Payment of Royalty.

         The Interest herein granted shall be paid to the Royalty Holders during the next calendar month succeeding the calendar month in which sales proceeds are realized or in which distribution to working or other interest holders, or Other Delivery, is made, such payment to be accompanied by a detailed smelter or other sale settlement sheet together with a copy in suitable detail of the calculation used in determining the royalty payment. If Material is distributed (a "Distribution") rather than sold to an arm's length purchaser, the Royalty shall be calculated and paid by CRCI or AAI to the Royalty Holders as though Materials produced and sold from the Properties had been sold to a smelter, refinery or other purchaser by CRCI or AAI in an arm's length transaction, meaning that CRCI or AAI shall determine what its Imputed Gross Revenues would have been had the Material been sold in an arm's length transaction. CRCI or AAI then shall deduct from the Imputed Gross Revenue figure the costs and charges referred to in Section 3. All royalty payments made to the Royalty Holders pursuant to this Section 4 shall be accompanied by a statement showing how the royalty interest payment was calculated. If the parties disagree, the matter shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado.

         5.       Tax Matters.

         The Royalty Holders, by accepting the Grant, hereby agree to pay any tax, including any metalliferous production tax or severance tax (now existing or enacted in the future) applicable to their two percent (2.0%) Royalty as the same is defined herein. Each party shall be

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individually responsible for payment of its own taxes upon income, whether
State, Federal or local in nature.

         6.       Intent of Parties.

         In addition to the Grant evidenced by this Agreement, this Grant shall also constitute:

                  a. A contract between CRCI, AAI and the Royalty Holders, their respective successors and assigns, to pay the Royalty Interest as and when due; and

                  b. A mutual covenant running with the Properties expiring upon the termination date provided inss.2 above.

         In the event that any court of competent jurisdiction should find, after any period for appeal has expired, that the Royalty granted herein is, instead, a grant of an undivided two percent (2.0%) interest in the Properties (which the parties do not intend), then and only then such interest shall be deemed to be leased to CRCI or AAI, as the case may be, for the twenty (20) year term, at a lease royalty rate equivalent to one hundred percent (100%) of gross revenues attributable to the two percent (2%) interest, less an equivalent percentage of deductible costs as defined above, to be paid in the manner provided herein as and when due.

         Such lease would terminate on the twenty (20) year anniversary date hereof subject only to accounting for ores previously severed, and title to CRCI's or AAI's interest in the Properties would be deemed to revest in CRCI or AAI, as the case may be, or their successor in title to the Properties.

         7.       Place of Payment.

         Unless directed otherwise in writing by the Royalty Holders, CRCI's or AAI's payment obligations hereunder shall be deemed satisfied by making such payments as are required hereunder to any bank account which may be jointly designated by the Royalty Holders, or by making payment to their last known address, which Royalty Holders shall supply to CRCI and AAI as the same may change. With each royalty payment, CRCI and AAI shall supply the Royalty Holders with originals or copies of originals of the settlement documentation.

         8.       Right of First Refusal to CRCI.

         If the Royalty Holders receive a bona fide offer which they are willing to accept for the Royalty or any part thereof or negotiates the sale of their Royalty or any part thereof within its term, the Royalty Holders shall immediately give written notice thereof to CRCI. The notice shall include a disclosure of the prospective purchaser's identity, address and telephone numbers and shall specify the price of the interest being sold or disposed of and all other terms and conditions of the offer, including a description of any non-cash consideration and its estimated

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cash value. If the parties disagree as to the cash value of any such non-cash consideration, the matter shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. For a period of thirty (30) days following receipt of such notice or the determination of arbitration of the cash value of any non-cash consideration included in the notice, whichever is later, CRCI shall have the first right or option to acquire the Royalty or the part thereof being sold or disposed of by the Royalty Holders upon the terms stated in the notice. The first right or option of CRCI to acquire the Royalty or interest therein being sold or disposed of by the Royalty Holders shall be exercised by written notice to the Royalty Holder within thirty (30) days from the effective date of the original notice to CRCI or from an arbitrator's decision on the cash value of any non-cash consideration included in the offer or such first right or option shall terminate. If CRCI exercises its option, closing of the acquisition shall take place within ten (10) days following the date of the exercise of the option which shall be the date that written notice of exercise is delivered to Royalty Holders. The Royalty Holders shall execute an assignment of the Royalty or part thereof being sold or disposed of by the Royalty Holders to CRCI which shall contain a special warranty that the interest being assigned is free and clear of all liens, claims, clouds and encumbrances arising by, through or under the Royalty Holders. At closing, CRCI shall deliver to the Royalty Holders the cash consideration (including the estimated value of any non-cash consideration) for the interest being acquired by CRCI by cashier's check or certified funds.

         If CRCI fails to exercise its option as herein provided, the Royalty Holders may accept the bona fide offer extended to them or close the transaction they negotiated for the disposal of their Royalty or part thereof subject to being sold or disposed of; provided, however, that the Royalty Holders may not dispose of their interest for a consideration less favorable to them than the terms specified in the original notice given to CRCI hereunder and provided, further, that if the Royalty Holders have not completed the sale of their interest, or the portion thereof set forth in the notice, within sixty (60) days following the expiration of the thirty (30) day refusal period provided above, the provisions of this right of refusal shall again become effective.

         9.       Partial Buyout Option to CRCI.

         In conjunction with and as a part of the buyout option granted to CRCI as part of the Additional Prior Grant (and with no increase in the buyout price), CRCI shall have the right and option to elect to purchase one-half (1/2) of the Royalty (or a maximum 1% Net Smelter Return Royalty out of the 2% Royalty granted) from the Royalty Holders at any time during its term for the option price of Seven Hundred Fifty Thousand Dollars U.S. in cash ($750,000.00) ("Buyout Option"). The remaining 1% Net Smelter Return Royalty is subject to buyout only upon further written agreement of all parties. Upon CRCI's informing the Royalty Holders of its written election to purchase, there shall be created an agreement for the Royalty Holders to sell, and for CRCI to purchase, the Royalty.

         Closing shall be held at 1720 14th Street, Suite 200, in Boulder, Colorado or at such other location within Boulder, Colorado, as may be designated by Royalty Holders, on the 15th

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business day following the date of receipt of the written notice. The transfer shall be by Bargain and Sale Deed.

         The parties agree that the value of the Royalty is highly speculative; Royalty Holders, for their part, agree that the grant of the Buyout Option is absolute, and that the Buyout Option may be exercised at any time during its term, including in the event that minerals in commercial quantities are discovered on the Properties. For the purposes of clarity, the giving of notice of exercise of the Buyout Option shall be the cutoff date for accounting for Material upon which payment to the Royalty Holders of the Royalty may be due and owing as of the date of Closing, being all Material which has been sold or distributed as of that date.

         10.      Modification of Prior Grants.

         CRCI, Hendricks and the Royalty Holders hereby jointly agree to the following modifications to the Prior Grants and the Additional Prior Grant:

                  a. The Buyout Option contained in Section 9, above, shall, without any increase in the purchase price, apply to the royalty interests granted to the Royalty Holders in the Prior Grants and the Additional Prior Grant. The Purchase Price for the Buyout Option contained in this grant, the Prior Grants, the Additional Prior Grants and any future grants pursuant to this instrument, shall henceforth be U.S. $750,000.00 for one-half of the Net Smelter Return Royalty, being a maximum 1.0% out of the 2.0% grant. The buyout right to purchase the Royalty Interest in its entirety is hereby eliminated from the Prior Grants, absent the further signed, written agreement of the parties. The Prior Grants are hereby modified to eliminate the right or option to purchase, without the Royalty Holders' further written consent, the entire Royalty.

                  b. Exhibit B to the Grant of Royalty Interest for Fixed Term recorded at Film 1796, R.N. 1262619 was stricken, and is of no further force and effect. The obligation of CRCI or AAI to make future royalty grants based upon acquisitions within the area of interest established in Section 11, below, shall be determined solely by the terms of Sections 10 and 11 herein. The parties hereto state that it is not, and was not, their intent to claim any right, title or interest in and to properties to which Hendricks or CRCI or AAI do not, or did not, actually acquire record title.

                  c. The obligation to make further or future royalty grants based upon an acquisition by CRCI or AAI within the area of interest shall be limited as follows:

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                                    To the extent that any acquired property is
                           already burdened (by grant, reservation, or otherwise) with an existing royalty interest, the Royalty Holders shall be entitled to receive a royalty grant only to the extent that the existing royalty interest is less than 2.0% of Net Smelter Returns, and then only as to the difference between the existing royalty and 2.0%. To the extent that the existing royalty interest in an acquired property equals or exceeds 2.0% of Net Smelter Returns, the Royalty Holders shall receive no further Royalty as to that property, claim or group of claims. In the event that the underlying royalties are terminated by their terms, reduced or otherwise merged or extinguished, Royalty Holders shall receive their royalty share to the extent that the total of royalties then applicable does not exceed 2.0% of Net Smelter Returns.

                  d. To the extent that CRCI acquires an interest in any property which is less than the whole or undivided mineral estate, the total amount of royalty payable from production from such a fractional interest shall be obtained by multiplying the royalty interest (i.e., 2.0% of Net Smelter Returns) by the ---- fractional interest acquired (for example only, 50.0% or1/2, being the interest acquired) to obtain the percentage of Net Smelter Returns payable from the entirety. The parties agree to apply this manner of calculation to any fractional or undivided interest contained or listed in the Prior Grants.

         11. Covenant to Execute Future Royalty Grants as to Certain Acquired Properties.

         CRCI and AAI covenant to execute additional royalty grants upon any properties which they or their subsidiaries or affiliates may 3acquire within the five (5) years following April 6, 1998 (including properties acquired by location, deed, lease or under any mining law which may in the future become applicable to the public lands of the United States), which properties lie in whole or part within a two mile radius of survey corner number 4 of the Cross Mill Site Claim, Mineral Survey 20681 B, located in Section 9, Township 1 South, Range 73 West, 6th P.M., Boulder County, Colorado. Such grant shall be in the amount of two percent (2.0%) of Net Smelter Returns from Materials mined from the acquired properties and sold or distributed from the date of acquisition to the date 20 years after the date of acquisition, at which point the royalty shall re-vest in CRCI, or AAI, as the title may be held, or their successor in title.

         The additional royalty grant (and the covenant to make additional grants) shall be subject to the Buyout Option provided for above with no increase in the stated purchase price. This covenant shall further constitute a contract to pay the stated royalty to the Royalty Holders in the stated amount from the date of acquisition through the 20 year period; CRCI and AAI covenant to inform any future purchaser of the CRCI or AAI properties, as title may be held, of the

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existence of this Grant and Agreement, and to cause such purchaser to agree to abide by its terms.

         CRCI and AAI, as may be applicable, shall notify the Royalty Holders in writing within thirty (30) days after their acquisition of a property as to which the Royalty Holders are eligible for a further royalty grant pursuant to the terms of Section 11 herein.

         12.      Binding Effect of Royalty Grant.

         When executed, this Grant shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, successors and assigns, and in the case of CRCI and AAI, to their successors in title to the Properties.

         14.      Continued Application of Grant.

         This Grant shall continue to apply to any amendment, relocation or new location of any unpatented mining claims listed in Exhibit A or in the Prior Grants (or, if the 1872 Mining Act be changed, to any new or successor interest as may be established or provided for under any successor law, including, but not limited to, a conversion or relocation of the unpatented claims) or, if applicable, after the grant of a mineral patent or patents. In the event that a successor interest is created, CRCI and AAI agree to evidence this grant in the form of a new recordable writing applicable to the new or successor interest.

         Dated as of the date first above written.

                                              CALAIS RESOURCES COLORADO, INC.

                                              By________________________________
                                              Its_______________________________

                                                     AARDVARK AGENCIES, INC.

                                                     By_________________________
                                              _____
                                                     Its________________________
                                              _____

ACCEPTANCE OF GRANT AND AGREEMENT TO TERMS:

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__________________________________      ________________________________________
Thomas S. Hendricks                     Marjorie J. Hendricks

__________________________________
John R. Henderson

AGREEMENT AS TO ASSIGNMENT OF BUYOUT RIGHTS AND TO MODIFICATION OF ROYALTY GRANTS AND CONSENT AS TO ALL TERMS HEREOF.

HENDRICKS MINING CO.

By________________________________
  Thomas S. Hendricks, President

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by ________________________, as
______________________ of Calais Resources, Colorado, Inc.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

_______________________

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STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by Thomas S. Hendricks, as President of Hendricks Mining Co.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

_____________________

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by Thomas S. Hendricks.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

_____________________

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by Marjorie J. Hendricks.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

______________________

STATE OF COLORADO                   )

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                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by John R. Henderson.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

______________________

STATE OF COLORADO                   )
                                    ) ss.
County of ___________________       )

         The foregoing document was subscribed and sworn to before me this _____ day of __________________, 1999, by ___________________________ as
______________________ for Aardvark Agencies, Inc.

                                                     ___________________________
                                                     Notary Public

My Commission Expires:

_____________________

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                             EXHIBIT A TO PROPERTIES